                                                                  EXHIBIT 10(cc)


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                     LINE OF CREDIT AND TERM LOAN AGREEMENT

                                      DATED

                                DECEMBER 23, 2002

                                     BETWEEN

                              RIVIERA TOOL COMPANY

                                       AND

                                  COMERICA BANK


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

                                TABLE OF CONTENTS

1.       DEFINITIONS............................................................................................1

         1.1      Defined Terms.................................................................................1

         1.2      Other Definitions; Rules of Construction......................................................7

2.       COMMITMENT, INTEREST AND FEES..........................................................................8

         2.1      Loans.........................................................................................8

         2.2      Letters of Credit.............................................................................8

         2.3      Requests for Loans............................................................................9

         2.4      Notes.........................................................................................9

         2.5      Payments......................................................................................9

         2.6      Interest......................................................................................10

         2.7      Maximum Rate..................................................................................10

         2.8      Fees and Reimbursements.......................................................................10

         2.9      Basis of Computation..........................................................................10

         2.10     Basis of Payments.............................................................................10

         2.11     Receipt of Payments...........................................................................10

         2.12     Default Interest..............................................................................11

         2.13     Conversion and Renewal of Loans...............................................................11

         2.14     Use of Proceeds...............................................................................11

         2.15     Letter of Credit Fees.........................................................................11

3.       SPECIAL PROVISIONS FOR EURODOLLAR-BASED LOANS..........................................................11

         3.1      Reimbursement of Prepayment Costs.............................................................11

         3.2      Eurodollar Lending Offices....................................................................11

         3.3      Circumstances Affecting Eurodollar-based Availability.........................................11

         3.4      Laws Affecting Eurodollar-based Loan Availability.............................................11

         3.5      Increased Costs...............................................................................12

4.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK............................................................12

         4.1      Documents Executed and Filed..................................................................12

         4.2      Certified Resolutions.........................................................................13

         4.3      Certified Articles............................................................................13

         4.4      Certified Bylaws..............................................................................13

         4.5      Certificate of Good Standing..................................................................13

         4.6      Certificate of Incumbency.....................................................................13

         4.7      UCC Lien Search...............................................................................13

         4.8      Casualty Insurance............................................................................13

         4.9      Opinions of Counsel...........................................................................13

                                TABLE OF CONTENTS
                                   (CONTINUED)

         4.10     No Material Adverse Change; No Default........................................................13

         4.11     Other Documents and Instruments...............................................................13

         4.12     Approval of Bank Counsel......................................................................13

         4.13     Payment of Indebtedness.......................................................................13

         4.14     Pre-funding Audit.............................................................................14

5.       WARRANTIES AND REPRESENTATIONS.........................................................................14

         5.1      Corporate Existence and Power.................................................................14

         5.2      Authorization and Approvals...................................................................14

         5.3      Valid and Binding Agreement...................................................................14

         5.4      Actions, Suits or Proceedings.................................................................14

         5.5      No Liens, Pledges, Mortgage or Security Interests.............................................14

         5.6      Accounting Principles.........................................................................14

         5.7      Financial Condition...........................................................................15

         5.8      Taxes.........................................................................................15

         5.9      Compliance with Laws..........................................................................15

         5.10     Indebtedness..................................................................................15

         5.11     Margin Stock..................................................................................15

         5.12     Pension Funding...............................................................................15

         5.13     Misrepresentation.............................................................................15

         5.14     Subsidiaries..................................................................................15

         5.15     Hazardous Materials Warranties, Representations and Covenants.................................15

6.       AFFIRMATIVE COVENANTS..................................................................................17

         6.1      Financial and Other Information...............................................................17

         6.2      Books and Records; Other Information As Requested; Inspections................................19

         6.3      Compliance with Borrowing Formulas............................................................19

         6.4      Insurance.....................................................................................19

         6.5      Taxes.........................................................................................20

         6.6      Maintain Organization and Business............................................................20

         6.7      ERISA.........................................................................................20

         6.8      End of Fiscal Years; Fiscal Quarters..........................................................20

         6.9      Autocharge Agreements.........................................................................20

         6.11     Life Insurance................................................................................20

7.       NEGATIVE COVENANTS.....................................................................................20

         7.1      Dividends.....................................................................................21

         7.2      Stock Acquisition.............................................................................21

                                TABLE OF CONTENTS
                                   (CONTINUED)

         7.3      Liens and Encumbrances........................................................................21

         7.4      Indebtedness..................................................................................21

         7.5      Extension of Credit...........................................................................21

         7.6      Guarantee Obligations.........................................................................21

         7.7      Subordination of Receivables..................................................................21

         7.8      Property Transfer, Merger or Lease-Back.......................................................21

         7.9      Pension Plan..................................................................................21

         7.10     Margin Stock..................................................................................21

         7.11     Financial Covenants...........................................................................22

         7.12     Acquire Fixed Assets..........................................................................22

8.       EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS..............................................22

         8.1      Events of Default.............................................................................22

         8.2      Acceleration of Indebtedness, Remedies........................................................23

         8.3      Application of Proceeds.......................................................................23

         8.4      Cumulative Remedies...........................................................................24

9.       MISCELLANEOUS..........................................................................................24

         9.1      Independent Rights............................................................................24

         9.2      Covenant Independence.........................................................................24

         9.3      Waivers and Amendments........................................................................24

         9.4      Governing Law.................................................................................24

         9.5      Survival of Warranties, Etc...................................................................24

         9.6      Costs and Expenses............................................................................24

         9.7      Payments on Saturdays, Etc....................................................................25

         9.8      Binding Effect................................................................................25

         9.9      Maintenance of Records........................................................................25

         9.10     Notices.......................................................................................25

         9.11     Counterparts..................................................................................25

         9.12     Headings......................................................................................25

         9.13     Waiver of Jury Trial..........................................................................25

                     LINE OF CREDIT AND TERM LOAN AGREEMENT

THIS LINE OF CREDIT AND TERM LOAN AGREEMENT made as of the 23rd day of December, 2002, by and between RIVIERA TOOL COMPANY, a Michigan corporation ("Borrower"), and COMERICA BANK, a Michigan banking corporation ("Bank").

                                   WITNESSETH:

WHEREAS, the Borrower has requested Bank to make certain loans and extensions of credit to Borrower; and WHEREAS, the Bank is willing to do so subject to the terms and conditions set forth in this Agreement; NOW, THEREFORE, Borrower and Bank agree:

1.       DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

"Accounts," "Chattel Paper," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments" and "Inventory" shall have the meanings assigned to them in the UCC on the date of this Agreement.

    "Accounts Receivable" shall mean and include all Accounts, Chattel Paper and General Intangibles (including, but not limited to tax refunds, trade names, trade styles and goodwill, trade marks, copyrights and patents, and applications therefor, trade and proprietary secrets, formulae, designs, blueprints and plans, customer lists, literary rights, licenses and permits, receivables, insurance proceeds, beneficial interests in trusts and minute books and other books and records) evidencing any obligation to the Borrower for payment for goods sold, licensed or leased or services rendered, now owned or hereafter acquired by Borrower.

    "Affiliate" shall mean, when used with respect to any person, any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

    "Agreement" shall mean this Agreement as amended from time to time in accordance with the terms hereof.

    "Applicable Interest Period" shall mean, with respect to any Eurodollar Loan, the Eurodollar Interest Period selected by the Borrower in any Request for Loan.

    "Applicable Interest Rate" shall mean the Eurodollar-based Rate or the Prime-based Rate as selected by the Borrower from time to time or as otherwise determined in accordance with the terms and conditions of this Agreement.

    "Applicable Lending Office" shall mean, with respect to any Loan made by the Bank or with respect to the Bank's Commitment, the office of the Bank or of any Affiliate of the Bank selected by the Bank as an Applicable Lending Office for a particular type of Loan by the Bank.

    "Applicable Margin" shall mean that number of percentage points to be taken into account in computing the interest rate that accrues on the Loans which shall be either the Eurodollar Margin or the Prime Margin. "Applicable Rate" shall mean, subject to the Default Rate, either the Prime-based Rate or the Eurodollar-based Rate as elected by Borrower, or as otherwise determined herein.

"Bank" shall mean Comerica Bank, a Michigan banking corporation.

"Bankruptcy Code" shall mean Title 11 of the United States Code, as amended, or any successor act or code. "Borrowing Base Report" shall mean a report showing Borrower's calculation of the Formula Amount, certified to Bank by an authorized officer of Borrower, in form satisfactory to the Bank.

"Business Day" shall mean any day on which commercial banks are open for domestic and international business in Detroit, Michigan and, when used in reference to any Eurodollar Loan, also a day on which dealings are made in deposits in the interbank market in the London interbank market.

"Collateral" shall mean all property of Borrower now or hereafter in the possession of the Bank or any Affiliate of the Bank (or as to which the Bank or any Affiliate of the Bank now or hereafter controls possession by documents or otherwise), all amounts in all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of Borrower now or hereafter with the Bank or any Affiliate of the Bank and all of Borrower's Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory, wherever located and whether now owned or hereafter acquired, together with all replacements of any of the foregoing, substitutions therefor, accessions thereto, and all proceeds and products of all the foregoing, and all additional property (real or personal) of Borrower which is now or hereafter subject to a security interest, mortgage, deed of trust, lien, claim or other encumbrance granted by Borrower to, or in favor of, the Bank.

"Collateral Assignment of Life Insurance" shall mean a Collateral Assignment of Life Insurance pursuant to which the Borrower assigns to the Bank not less than $2,500,000 of insurance on the life of Kenneth K. Rieth, together with any cash value accumulated under such policy of life insurance related thereto, which such assignment shall be in form and content satisfactory to the Bank.

"Collateral Documents" shall mean the Security Agreement, the Collateral Assignment of Life Insurance, the Financing Statements, the Guaranties and such other documents executed and delivered to the Bank pursuant to this Agreement granting the Bank a security interest in, mortgage on or lien upon the Collateral.

"Commitments" shall mean the Line of Credit Commitment and the Term Loan Commitment.

"Compliance Certificate" shall mean a certificate in the form attached as Exhibit "A" hereto executed by an authorized officer of Borrower and delivered to Bank pursuant to Section 6.1(k) hereof.

"Debt" shall mean, as of any applicable date of determination, all funded indebtedness of a person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, joint or several, all determined in accordance with GAAP.

"Debt Service Coverage Ratio" shall mean, as of any applicable date of determination, the ratio of Borrower's (i) net income (excluding depreciation and amortization expense) all determined in accordance with GAAP for the rolling twelve-month period ending as of the date of such determination, to (ii) the sum of its current maturities on Debt and interest expense, during the period of determination, all determined in accordance with GAAP. The Debt Service Coverage Ratio shall be determined monthly on a rolling twelve (12) month basis.

"Debt-to-Worth Ratio" shall mean, as of any applicable time of determination, the ratio of (a) Borrower's total Debt, excluding Subordinated Debt, at such time, to (b) Borrower's Tangible Effective Net Worth at such time.

"Default" shall mean a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

"Default Rate" shall have the meaning assigned to it in Section 2.12.

"Documents" shall mean this Agreement, the Notes, the Guaranties, the Subordination Agreements, the Security Agreement, the Collateral Assignment of Life Insurance, the Financing Statements and all other documents, agreements and instruments delivered to Bank pursuant to this Agreement or any of the foregoing.

"Dollars" and the sign "$" shall mean lawful money of the United States of America.

"Effective Date" shall mean the effective date specified in the introductory paragraph of this Agreement.

"Eligible Account" shall mean an Account Receivable (net of any offset to which it is subject) arising in the ordinary course of Borrower's business which meets each of the following requirements:

         (a) it is not owing more than one hundred twenty (120) days after the date of the original invoice or other writing evidencing such Account Receivable;

         (b) it arises from the sale or lease of goods and such goods have been shipped or delivered to the account debtor; or it arises from services rendered and such services have been performed;

         (c) it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such account debtor, or some other evidence of billing acceptable to Bank;

         (d) it is not evidenced by any note, trade acceptance, draft or other negotiable instrument or by any chattel paper, unless such note or other document or instrument previously has been endorsed and delivered to Bank;

         (e) it is a valid, legally enforceable obligation of the account debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder in whole or in part;

         (f) it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Bank;

         (g) it is not owing by an Affiliate of Borrower, nor by any account debtor, other than BMW AG ("BMW") or an Affiliate of BMW, which: (i) does not maintain its chief executive office in the United States of America, (ii) is not organized under the laws of the United States of America, or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality or other instrumentality thereof;

         (h) it is not an account owing by the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of any of the foregoing, unless all necessary steps are taken to comply with the Federal Assignment of Claims Act of 1940, as amended, or with any comparable state law, if applicable, and all other necessary steps are taken to perfect Bank's security interest in such account;

         (i) it is not owing by an account debtor for which the Borrower has received a notice of: (i) the death of the account debtor or any partner of the account debtor, (ii) the dissolution, liquidation, termination of existence, insolvency or business failure of the account debtor, (iii) the appointment of a receiver for any part of the property of the account debtor, or (iv) an assignment for the benefit of creditors, the filing of a petition under or the commencement of any proceeding under, the Bankruptcy Code by or against the account debtor;

         (j) it is not an account billed in advance, payable on delivery, for consigned goods, for guaranteed sales, for unbilled sales, for progress billings, payable at a future date in accordance with its terms, subject to a retainage or holdback by the account debtor or insured by a surety company.

An Account Receivable which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

"Eligible Inventory" shall mean all of the Inventory of the Borrower which is in good and merchantable condition, is not obsolete or discontinued, and which would properly be classified as "work-in-process" or "unbilled contracts in process" under GAAP, excluding:

         (a) consigned goods and inventory located outside the United States of America;

         (b) inventory covered by or subject to a seller's right to repurchase, or any consensual or nonconsensual lien or security interest (including without limitation purchase money security interests) other than (i) the liens in favor of Bank and (ii) liens securing the Subordinated Debt; or

         (c) inventory delivered to a customer, unless such inventory is subject to Borrower's perfected first priority security or title retention interest, and, at Bank's request, Borrower provides evidence satisfactory to the Bank of the same.

Inventory shall be valued on a "percent complete" basis determined in accordance with GAAP, and Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974 as amended, or any successor act or code.

"ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) which, together with such person or any Subsidiary of such person, would be treated as a single employer under Section 414 of the Code.

"Eurodollar-based Loan" shall mean any Loan or advance bearing interest at the Eurodollar-based Rate.

"Eurodollar-based Rate" shall mean a per annum interest rate equal to the Eurodollar Margin, plus the quotient of:

         (a) the per annum interest rate at which the Eurodollar Lending Office offers deposits in Dollars to prime banks in the eurocurrency market in an amount comparable to the relevant Eurodollar-based Loan and for a period equal to the relevant Interest Period at approximately 11:00 a.m. Detroit time two (2) Business Days prior to the first day of such Interest Period; divided by,

         (b) a percentage (expressed as a decimal) equal to one hundred percent (100%) minus that percentage which is in effect on the date for an advance of a Eurodollar-based Loan, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements for a member bank of the Federal Reserve System with deposits exceeding five billion dollars in respect of "Eurodollar Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar-based Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States Eurodollar Lending Office of such a bank to United States residents).

"Eurodollar Lending Office" shall mean such branch of Bank, domestic or foreign, as it may hereafter designate as its Eurodollar Lending Office.

"Eurodollar Margin" shall mean, in respect of any Eurodollar-based Loan made and outstanding hereunder, three and three-quarters percent (3-3/4%) per annum. The foregoing shall, in each case, be subject to the accrual of interest at the applicable Default Rate, as herein provided.

"Event of Default" shall mean any of those conditions or events listed in
Section 8.1 of this Agreement.

"Fifth Third Subordination Documents" shall mean an Intercreditor Agreement, Subordinated Loan Agreement and Subordinated Unsecured Note, all in form and content satisfactory to the Bank making all present and future indebtedness of the Borrower to Fifth Third Bank subordinate to the Indebtedness, together with agreements, documents, instruments or notes evidencing or otherwise related thereto, all of which shall be in form and content satisfactory to the Bank.

"Financial Statements" shall mean all those balance sheets, earnings statements and other financial data (whether of Borrower, a Guarantor or otherwise) which have been furnished to the Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby, including without limit balance sheets, statements of income, retained earnings and cash flow, and all footnotes.

"Financing Statements" shall mean UCC financing statements describing the Bank as secured party and covering the Collateral and otherwise in such form, for filing in such jurisdictions and with such filing offices, as the Bank shall reasonably deem necessary or advisable.

"Formula Amount" shall mean, as of the date of any determination thereof, the sum of (a) eighty percent (80%) of the Eligible Accounts, plus (b) eighty percent (80%) of Progress Payment Receivables, plus (c) eighty percent (80%) of Retention Receivables, plus (d) the lesser of (i) fifty percent (50%) of Eligible Inventory, or (ii) $2,150,000, less (e) Special Tool Builder Payables.

"GAAP" shall mean as of any applicable date of determination, generally accepted accounting principles consistently applied in the United States.

"Guarantors" shall mean John C. Kennedy, Kenneth K. Rieth and Michael J. Jandernoa.

"Guaranty" shall mean the Guaranty of the Guarantors, whereby the Guarantors jointly and severally guaranty the obligations of Borrower under this Agreement, limited as set forth therein, the Documents and the Notes, in form satisfactory to Bank.

"Indebtedness" shall mean all loans, advances, indebtedness, obligations and liabilities of the Borrower to the Bank under the Notes, this Agreement and the Documents, together with all other indebtedness, obligations and liabilities whatsoever of the Borrower to the Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

"Interest Period" shall mean for any component of a Loan made as a Eurodollar-based Loan, an interest period of one (1), two (2), three (3) or six
(6) months as selected by Borrower, provided however, that:

         (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless the next succeeding Business Day falls in another calendar month, in which case, such Interest Period shall end on the immediately preceding Business Day;

         (b) when an Interest Period for a Eurodollar-based Loan begins on a day which has no numerically corresponding day in another calendar month during which such Interest Period is to end, it shall end on the last Business Day of such other calendar month; and

         (c) no Interest Period for any portion of any Loan shall extend beyond the Maturity Date or Termination Date, as applicable, for such Loan.

"L/C Drafts" means a draft drawn on the Bank pursuant to a Letter of Credit.

"Legal Rate" shall mean the maximum interest rate permitted to be paid by Borrower or received by the Bank with respect to the Indebtedness under applicable law.

    "Letter of Credit" shall mean a standby Letter of Credit having a stated expiry date or a date upon which the draft must be reimbursed not later than [twelve months] after the date of issuance and not later than the fifth Business Day before the Termination Date, issued by the Bank, for the account of the Borrower under an application and related documentation acceptable to the Bank requiring, among other things, immediate reimbursement by the Borrower to the Bank in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Bank relative thereto.

         "Letter of Credit Amount" means One Million Dollars ($1,000,000) which shall be a part of and not in addition to the Line of Credit Commitment.

"Letter of Credit Commitment" means the commitment of the Bank to issue Letters of Credit on behalf of Borrower pursuant to Section 2.2 hereof.

"Letter of Credit Obligations" means at any time an amount equal to the sum of
(a) the aggregate outstanding face amount of all Letters of Credit plus (b) the aggregate outstanding face amount of all accepted but unpaid L/C Drafts.

"Letter of Credit Documents" shall mean any application, Letter of Credit, or other document prepared for the purposes of applying for or issuing a Letter of Credit.

"Line of Credit" or "Line of Credit Loan" shall mean any Loans advanced upon the request of Borrower pursuant to Section 2.1(a) hereof.

"Line of Credit Commitment" shall mean Seven Million Five Hundred Thousand Dollars ($7,500,000). Within the Line of Credit Commitment the Bank has agreed to issue Letters of Credit in an aggregate stated amount outstanding not to exceed the Letter of Credit Amount.

"Line of Credit Maximum" shall mean, as of any date, the lesser of: (a) the Line of Credit Commitment, or (b) the Formula Amount.

"Line of Credit Note" shall mean the Note in the form of Exhibit "B" hereto evidencing the Line of Credit.

"Loan" shall mean, individually and/or collectively as the context may require, the loans evidenced by the Notes described in Section 2 of this Agreement.

"Maturity Date" shall mean, in the case of the Term Loan, December 1, 2003.

"Net Income" shall mean, with respect to any period of calculation hereof, Borrower's net income for such period determined in accordance with GAAP.

"Note or Notes" shall mean all promissory notes executed, delivered and/or required in accordance with the terms of this Agreement with respect to the Indebtedness.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

"Permitted Liens" shall mean:

         (a) Liens and encumbrances in favor of the Bank;

         (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which is being contested in good faith by appropriate proceedings and, if requested by the Bank, bonded in an amount and manner satisfactory to the Bank;

         (c) Liens, not delinquent, created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

         (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable;

         (e) Encumbrances consisting of existing or future zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restrictions or existing or future public restrictions on the use of real property, none of which materially impairs the use of such property in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land; and

         (f) Purchase money security interests, leases or any title retention interest granted or retained in connection with the purchase or leasing of equipment or fixtures by the Borrower, in an aggregate amount not to exceed $100,000 in any given fiscal year.

"Person" or "person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

"Prime-based Loan" shall mean any Loan or advance bearing interest at the Prime-based Rate.

"Prime-based Rate" shall mean the Prime Rate in effect from time to time plus the Applicable Margin.

"Prime Margin" shall mean, (a) in respect of any Line of Credit Loan that bears interest at the Prime-based Rate, one percent (1%) per annum, and (b) in respect to the Term Loan, one and one-quarter percent (1-1/4%) per annum. The foregoing shall, in each case, be subject to the accrual of interest at the applicable Default Rate, as herein provided.

"Prime Rate" shall mean that annual rate of interest designated by the Bank as its prime rate, which rate may not be the lowest rate of interest charged by the Bank to any of its customers, and which rate is changed by the Bank from time to time.

"Progress Payment Account Receivable" shall mean an Account Receivable which satisfies the conditions for being an Eligible Account, except that the reference in subparagraph (a) of the definition thereof to one hundred twenty
(120) days shall for the purposes hereof be thirty (30) days and subparagraph
(j) thereof shall be of no effect, and which such Account Receivable is owed by an account debtor pursuant to a purchase order or other written agreement satisfactory to the Bank, providing for the payment of progress payments by such account debtor to the Borrower and the Inventory relating to such Progress Payment Account Receivable is not otherwise reported on a Borrowing Base Certificate as a part of Eligible Inventory.

"Reimbursement Obligations" shall have the meaning assigned to it in Section
2.2.

"Request for Loan" shall mean a request for loan delivered by Borrower to Bank in a form or pursuant to an agreement satisfactory to the Bank.

"Retention Receivable" shall mean an Account Receivable which constitutes retention billing and otherwise satisfies the conditions for being an Eligible Account, except that the reference in subparagraph (a) of the definition thereof to one hundred twenty (120) days shall for purposes hereof be one hundred eighty
(180) days, and which such Account Receivable is owed by either Oxford Automotive, Inc. or Drive Automotive Industries of America, Inc. in connection with goods or services provided under the "Mercedes 251 Program," as such program is commonly known.

"Security Agreement" shall mean a Security Agreement by the Borrower pursuant to which the Borrower grants to the Bank a first priority security interest in all of its Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory, Machinery and Equipment owned by it, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all the foregoing.

"Special Tool Builder Payables" shall mean accounts payable of the Borrower owed to a "Special Tool Builder," as such term is defined in Act No. 481 of the Michigan Public Acts of 2002, as such Act may be amended from time to time.

"Subordinated Debt" shall mean indebtedness of the Borrower to third parties which has been subordinated to the Indebtedness pursuant to a subordination agreement in form and content satisfactory to the Bank.

"Subordination Agreement" shall mean an agreement in form and content satisfactory to Bank, pursuant to which the repayment of Subordinated Debt, and the priority of any liens on Collateral securing the Subordinated Debt, is subordinated to the prior payment of the Indebtedness to Bank, on terms and conditions satisfactory to Bank.

"Subsidiary" shall mean any corporation (whether now existing or hereafter organized or acquired) in which more than fifty percent (50%) of the outstanding securities having ordinary voting power for the election of directors, as of any applicable date of determination, shall be owned directly, or indirectly through one or more subsidiaries, by the Borrower.

"Tangible Effective Net Worth" shall mean Tangible Net Worth plus Subordinated Debt.

"Tangible Net Worth" shall mean as of the date of any determination, the sum of:
(a) the excess of: (i) the book value of the assets (net of depreciation and amortization) of Borrower (other than patents, patent rights, trademarks, trade names, copy rights, franchises, licenses, goodwill and similar general intangible assets as determined by the Bank), over (ii) all Debt of Borrower.

"Term Loan" shall mean the Loan to be advanced to Borrower pursuant to Section 2.1(b) hereof.

"Term Loan Commitment" shall mean Two Million Dollars ($2,000,000).

"Term Note" shall mean the Note in the form of Exhibit "C" hereto evidencing the Term Loan.

"Termination Date" shall mean the earlier to occur of the date on which the Line of Credit Commitment is terminated pursuant to Section 8.2 or December 1, 2003.

"UCC" shall mean Public Act 174 of 1962 of the State of Michigan, as amended.

"Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) or ERISA.

1.2 Other Definitions; Rules of Construction. As used herein, the terms "Bank" and "Borrower" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. The terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this

Agreement. Use of the terms, "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

2. COMMITMENT, INTEREST AND FEES

         2.1 Loans. Subject to the terms and conditions of this Agreement, Borrower may request, and upon such request the Bank shall make Loans to Borrower, as follows:

                  (a) in the case of the Line of Credit, such amounts as are requested by Borrower from time to time not to exceed, in aggregate amount at any time outstanding, the Line of Credit Maximum; and

                  (b) in the case of the Term Loan, in an advance on the date hereof, not to exceed the Term Loan Commitment.

         2.2 Letters of Credit.

                  (a) Issuance of Letters of Credit. Upon receipt of duly executed applications therefor and such other documents, instructions and agreements as Bank may require, and subject to the provisions of Agreement, Bank shall issue Letters of Credit for the account of Borrower on terms satisfactory to Bank; provided, however, that no Letter of Credit shall be issued by Bank if on the date of issuance, before or after taking such Letter of Credit into account, (i) the aggregate of all Line of Credit Loan(s) plus the Letter of Credit Obligations outstanding at such time would exceed the Line of Credit Maximum, or (ii) the aggregate outstanding amount of the Letter of Credit Obligations would exceed One Million Dollars ($1,000,000); and provided, further, that all Letters of Credit shall be canceled or replaced at the termination of this Agreement.

                  (b) Reimbursement. Borrower agrees to reimburse the Bank, on demand by the Bank, for each payment made by the Bank under or pursuant to any Letter of Credit or L/C Draft ("Reimbursement Obligation"). If Borrower at any time fails to repay such Reimbursement Obligation pursuant to this Section 2.2(b), Borrower shall be deemed to have elected to borrow a Line of Credit Loan from the Bank, as of the date of the advance giving rise to the Reimbursement Obligation, consisting of a Prime-based Loan equal in amount to the amount of the unpaid Reimbursement Obligation, the proceeds of which borrowing shall be used to repay such Reimbursement Obligation. For purposes of this Agreement, Reimbursement Obligations shall be deemed to be Line of Credit Loans from, and as of, the date such Reimbursement Obligation arises, regardless of when the Bank actually funds the Reimbursement Obligation.

                  (c) Nature of Reimbursement Obligation. Borrower's Reimbursement Obligation shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against the Bank or the beneficiary of such Letter of Credit, including any defense based upon the occurrence of any Default or Event of Default, any draft, demand, certificate or other document proving to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, the failure of any disbursement to conform to the terms of the applicable Letter of Credit or any non-application or misapplication by the beneficiary under such Letter of Credit of the proceeds of such disbursement, or the legality, validity, form, regularity or enforceability of such Letter of Credit. Borrower shall assume all risks of the acts, omissions or misuse of each Letter of Credit by the beneficiary thereof.

                  (d) Exculpation. The Bank shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit issued by it or any document submitted by any party in connection with the application for and issuance of such Letter of Credit, even if it should in fact prove to be in any or all respect invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights of benefits thereunder or proceeds thereof, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary under any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit, provided, however, that in the case of any payment by Bank under any Letter of Credit, Bank has not acted with gross negligence or willful misconduct in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment thereunder; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a disbursement under any such Letter of Credit. Any action taken or omitted to be taken by the Bank in good faith and without gross negligence shall be binding upon Borrower and shall not put the Bank under any resulting liability to Borrower.

         2.3 Requests for Loans. Borrower may request a Loan (or the renewal or conversion of any outstanding portion of any Loan with another type of Applicable Rate) by delivery or facsimile to Bank of a Request for Loan, or by other agreement with the Bank, subject to the following:

                  (a) each such Request for Loan shall indicate the Loan to which it relates and shall set forth all other information required on the Request for Loan form;

                  (b) each such Request for Loan (other than the advances requested concurrently herewith) shall be delivered to Bank by 11:00 a.m. (Detroit time) two (2) Business Days prior to the proposed date of Loan, except in the case of a Prime-based Loan, for which the Request for Loan must be delivered by 11:00 a.m. (Detroit time) on such proposed date;

                  (c) in the case of a Request for Loan selecting the Eurodollar-based Rate as the Applicable Rate for all or any portion of a Loan,
(i) the principal amount thereof shall be not less than Five Hundred Thousand Dollars ($500,000) or a greater integral multiple of One Hundred Thousand Dollars ($100,000) and (ii) upon the making thereof, not more than three (3) Eurodollar-based Loans shall be in effect;

                  (d) a Request for Loan, once delivered to Bank, shall not be revocable;

                  (e) each Request for Loan shall constitute a certification by Borrower as of the date thereof that all of the conditions set forth in Article 4 hereof remain satisfied as of the date of such request and as of the date such Loan is requested to be made;

                  (f) with respect to any Request for Loan relating to the Line of Credit Loan, upon the making of the advance requested by such Request for Loan, the indebtedness outstanding under the Line of Credit shall not exceed the Line of Credit Maximum.

         2.4 Notes. The Line of Credit shall be evidenced by the Line of Credit
Note in the form attached as Exhibit "B" hereto executed by Borrower and the Term Loan shall be evidenced by the Term Note in the form of Exhibit "C" hereto executed by Borrower.

         2.5 Payments.

                  (a) Subject to mandatory prepayments required under Section
6.3 hereof, the outstanding principal balance under the Line of Credit Note (and all then accrued and unpaid interest thereon) shall be due and payable to the Bank on the Termination Date.

                  (b) The principal balance under the Term Note shall be payable in monthly principal installments, in the amount of Thirty-three Thousand Three Hundred Thirty-three and 34/100 Dollars ($33,333.34) plus accrued interest, which shall be due and payable on the first Business Day of each and every month, commencing on February 1, 2003 and continuing thereafter on the first Business Day of each month thereafter until the Maturity Date, when the entire principal balance plus accrued and unpaid interest shall be due and payable.

                  (c) The Loans may be prepaid in whole or part in Borrower's discretion without penalty or premium, provided, however, if the portion of the Loan so prepaid is subject to a Eurodollar-based Rate, Borrower shall pay to Bank such additional amounts, if any, as are required in connection therewith pursuant to Section 3.1 hereof. Amounts repaid or prepaid on the Line of Credit Note shall be available for readvance subject to the terms hereof. Amounts repaid or prepaid on the Term Loan hereunder shall not be available for readvance.

         2.6 Interest. Interest on the Loans shall accrue at the Applicable Interest Rate from time to time in effect for the respective Loans and, in the calculation thereof, changes in the Applicable Interest Rate resulting from changes in the Prime Rate and/or the Eurodollar-based Rate shall be given effect on the effective date of such change in the Prime Rate or the Eurodollar-based Rate. Interest on each Prime-based Loan shall be paid on the first Business Day of each month while such Prime-based Loan is outstanding and on the date of any conversion thereof to a Eurodollar-based Loan. Interest on each Eurodollar-based Loan shall be paid on the last day of the Interest Period applicable thereto during the Advance Period.

         2.7 Maximum Rate. At no time shall the rate of interest payable on any Loan be deemed to exceed the Legal Rate. In the event any interest is charged or received by the Bank in excess of the Legal Rate, the Borrower acknowledge that any such excess interest shall be the result of an accidental and bona fide error, and such excess shall first be applied to reduce the principal then unpaid hereunder (in inverse order of their maturities if principal amounts are due in installments); second, applied to reduce any obligation for other Indebtedness of the Borrower (or either of them) to the Bank; and third, any remaining excess returned to the Borrower.

         2.8 Fees and Reimbursements. Simultaneously with the execution of this Agreement, Borrower shall:

                  (a) pay to Bank a closing fee in the amount of Sixty-Five Thousand Dollars ($65,000) (being the difference between the loan fee of $75,000 and the $10,000 previously paid), which fee shall be deemed fully earned upon such closing and shall not be refundable under any circumstance; and

                  (b) pay to the Bank an unused facility fee for the period from the date of this Agreement to and including the Termination Date equal to one-quarter of one percent (1/4%) per annum on the average daily excess of the Line of Credit Commitment over the aggregate unpaid principal balance of the Line of Credit Loan. Such facility fee shall be payable in arrears on the first Business Day of each April, July, October and January, beginning April 1, 2003, and on the Termination Date, for the periods ending on such date.

                  (c) reimburse Bank for the amount of the expenses (including without limit reasonable attorneys' fees for outside counsel, and disbursements) incurred by the Bank in connection with the preparation and closing of this Agreement and related instruments and/or making of advances hereunder.

         2.9 Basis of Computation. The amount of all interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

         2.10 Basis of Payments. All sums payable by Borrower to the Bank under this Agreement or the other documents contemplated hereby shall be paid directly to the Bank at its office set forth in Section 9.10 hereof (or such other office of Bank as Bank may hereafter direct) in immediately available United States funds, without set off, deduction or counterclaim. In its sole discretion, the Bank may charge any and all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of Borrower with the Bank for all or a part of any Indebtedness then due, provided, however, that this authorization shall not affect the Borrower's obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due.

         2.11 Receipt of Payments. Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by the Bank at the address designated for such payment, whether or not the Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. Borrower expressly assume all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by the Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only.

         2.12 Default Interest. Notwithstanding anything herein to the contrary, subject to Section 2.6 above, in the event of the occurrence of and so long as an Event of Default shall exist, all principal outstanding under the Notes shall bear interest, payable on demand, from the date of such Event of Default at a rate per annum equal to three percent (3%) above the Applicable Rates (the "Default Rate").

         2.13 Conversion and Renewal of Loans. Providing that no Event of Default shall have occurred and be continuing, Borrower may elect to renew or convert the Applicable Interest Rate applicable to the Line of Credit Loans from the Prime-based Rate to the Eurodollar-based Rate or from the Eurodollar-based Rate to the Prime-based Rate; provided that a Request for Loan requesting such renewal or conversion in compliance with Section 2.2 hereof is delivered to Bank in conformity with the requirements of such Section.

If with respect to any Eurodollar-based Loan outstanding at any time, the Bank does not receive notice of the election three (3) or more Business Days prior to the last day of the Interest Period therefor, Borrower shall be deemed to have elected to convert such Eurodollar-based Loan at the end of the then current Interest Period to a Prime-based Loan.

         2.14 Use of Proceeds. Proceeds of the initial advance of the Term Loan shall be used to refinance existing indebtedness with Fifth Third Bank. Proceeds of the Line of Credit Loan shall be available to refinance existing indebtedness with Fifth Third Bank and for the Borrower's working capital purposes.

         2.15 Letter of Credit Fees. On or before each date of issuance, extension or renewal of any Letter of Credit, the Borrower agrees to pay to the Bank such customary fees, charges and expenses of the Bank in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

3. SPECIAL PROVISIONS FOR EURODOLLAR-BASED LOANS

         3.1 Reimbursement of Prepayment Costs. As to any Eurodollar-based Loan, if any prepayment thereof shall occur on any day other than the last day of an Interest Period (whether pursuant to this Article, or by acceleration, or otherwise), or if an Applicable Rate shall be changed during any Interest Period for a Eurodollar-based Loan pursuant to this Article, or if Borrower shall fail to borrow any such advance on the date requested therefor, Borrower agrees to reimburse Bank on demand for any costs incurred by Bank as a result of the timing thereof including but not limited to any net costs incurred in liquidating or employing deposits from third parties, upon Bank's delivery to Borrower of a certificate setting forth in reasonable detail the basis for determining such costs, which certificate shall be conclusively presumed correct save for manifest error.

         3.2 Eurodollar Lending Offices. For any Loan for which the Applicable Rate is the Eurodollar-based Rate, if Bank shall designate a Eurodollar Lending Office which maintains books separate from those of the rest of the Bank, Bank shall have the option of maintaining and carrying the relevant Loan on the books of such office.

         3.3 Circumstances Affecting Eurodollar-based Availability. If with respect to any Interest Period for a Eurodollar-based Loan, Bank determines that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to Bank for such Interest Period, then Bank shall forthwith give notice thereof to Borrower. Thereafter, the obligation of Bank to make Eurodollar-based Loans for such Interest Periods, and the right of Borrower to convert an advance to or refund an advance as a Eurodollar-based Loan for such Interest Period shall be suspended until the Bank notifies Borrower that such circumstance no longer exists.

         3.4 Laws Affecting Eurodollar-based Loan Availability. If, after the date hereof, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by Bank (or its Eurodollar Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for Bank (or its Eurodollar Lending Office) to honor its obligations hereunder to make or maintain any Loan or advance with interest at the Eurodollar-based Rate, Bank shall forthwith give notice thereof to Borrower. Thereafter: (a) the obligations of Bank to make Eurodollar-based Loans and the right of Borrower to convert an advance or refund an advance as a Eurodollar-based Loan shall be suspended; and (b) if Bank may not lawfully continue to maintain a Eurodollar-based Loan to the end of the then current Interest Period, the Prime-based Rate shall be the Applicable Rate for Eurodollar-based Loans for the remainder of such Interest Period.

         3.5 Increased Costs. In the event that any change after the date hereof in applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by Bank with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority:

                  (a) shall subject Bank (or its Eurodollar Lending Office) to any tax, duty or other charge with respect to any Loan or any Note or shall change the basis of taxation of payments to Bank (or its Eurodollar Lending Office) of the principal of or interest on any Loan or any Note or any other amounts due under this Agreement (except for changes in the rate of tax on the overall net income or gross receipts of any of the Bank or its Eurodollar Lending Office imposed by the jurisdiction in which Bank's principal executive office or Eurodollar Lending Office is located); or

                  (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding with respect to any Eurodollar-based Loan any such requirement included in an applicable Eurodollar Reserve Requirement), risk-based capital requirement, liquidity ratio or special deposit, or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank (or its Eurodollar Lending Office) or shall impose on any of the Bank (or its Eurodollar Lending Office) or the foreign exchange and interbank markets or other condition affecting any Loan or any of the Notes or any commitment of Bank under this Agreement;

                  (c) and the result of any of the foregoing is to increase the costs to the Bank, by an amount deemed by Bank to be material, of making, renewing or maintaining any part of the Loans or its commitments hereunder or to reduce the amount or rate of return on any sum received or receivable by, or the rate of return on the capital of, the Bank under this Agreement, or under the Notes, then Bank shall promptly notify Borrower of such fact and demand compensation therefor and, Borrower hereby agree to pay Bank such additional amount or amounts as will compensate Bank for such increased costs or reduced return within thirty (30) days of such notice. A certificate of Bank demanding such compensation setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate shall be conclusively presumed to be correct save for manifest error. 3. CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK

4. The obligations of the Bank under this Agreement are subject to the satisfaction of each of the following conditions:

         4.1 Documents Executed and Filed. The Borrower shall have executed (or caused to be executed) and delivered to the Bank and, as appropriate, there shall have been filed or recorded with such filing or recording offices as the Bank shall deem appropriate, the following:

                  (a) The Notes;

                  (b) The Guaranty Agreements;

                  (c) The Fifth Third Subordination Documents;

                  (d) The Security Agreement;

                  (e) The Collateral Assignment of Life Insurance;

                  (f) The Financing Statements; and

                  (g) Such other and further documents required by Bank which shall evidence, govern, secure and otherwise be entered into in connection with the Loan.

         4.2 Certified Resolutions. The Borrower shall have furnished to the Bank copies of resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, the Notes and the other Documents to which it is party, which shall have been certified by officers of the Borrower as being complete, accurate and in effect.

         4.3 Certified Articles. The Borrower shall have furnished to the Bank copies of its Articles of Incorporation, including all amendments thereto and restatements thereof, and all other charter documents of the Borrower, all of which shall have been certified by the jurisdiction of organization of the respective parties thereto.

         4.4 Certified Bylaws. The Borrower shall have furnished to the Bank copies of its Bylaws, including all amendments thereto and restatements thereof, which shall have been certified by the Secretary or Assistant Secretary of the Borrower, as being complete, accurate and in effect.

         4.5 Certificate of Good Standing. The Borrower shall have furnished to the Bank Certificates of Good Standing with respect to its state of incorporation or organization and with respect to each State in which Collateral is located.

         4.6 Certificate of Incumbency. The Borrower shall have furnished to the Bank certificates of the Secretary or Assistant Secretary of it, as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Notes and the other Documents, as the case may be.

         4.7 UCC Lien Search. The Bank shall have received UCC record and copy searches, evidencing the appropriate filing and recording of the Financing Statements and disclosing no notice of any liens or encumbrances filed against any of the Collateral other than the Financing Statements and the Permitted Liens.

         4.8 Casualty Insurance. The Borrower shall have furnished to the Bank, in form, content and amounts and with companies satisfactory to the Bank, casualty insurance policies with loss payable clauses in favor of the Bank, relating to the assets and properties (including, but not limited to, the Collateral) of the Borrower.

         4.9 Opinions of Counsel. The Borrower shall have furnished Bank opinions of counsel to the Borrower, dated the date hereof, in form reasonably satisfactory to the Bank.

         4.10 No Material Adverse Change; No Default. No Default or Event of Default shall have occurred and be continuing and there shall have been no material adverse change in the condition (financial or otherwise), properties, business, results or operations of Borrower since the date of the Financial Statements last delivered to the Bank prior to closing.

         4.11 Other Documents and Instruments. Bank shall have received such other instruments and documents as Bank may reasonably request in connection with the making of the Loans hereunder, and all such instruments and documents shall be satisfactory in form and substance to the Bank.

         4.12 Approval of Bank Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for the Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

         4.13 Payment of Indebtedness. The Borrower shall have reduced indebtedness of the Borrower to Fifth Third Bank to an amount not to exceed $1,600,000, which such remaining indebtedness shall be subject to the Fifth Third Subordination Documents, and Fifth Third Bank shall have delivered to the Bank evidence, in form and content satisfactory to the Bank, of the termination of all security interests and other liens and encumbrances of Fifth Third Bank upon the assets of the Borrower.

         4.14 Pre-funding Audit. The Bank shall have received the satisfactory results of an audit of Borrower's Accounts Receivable and Inventory to be performed by an independent auditor satisfactory to Bank which shall include, without limitation, confirmation of Borrower's progress payment agreements with Oxford Automotive, Inc. and Drive Automotive Industries of America, Inc. under terms and conditions satisfactory to Bank.

5. WARRANTIES AND REPRESENTATIONS

On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and Borrower has performed all of their other obligations hereunder, Borrower represents and warrants that:

         5.1 Corporate Existence and Power. (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdictions of incorporation; (b) has the power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary, (c) has the power and authority to execute, deliver and perform this Agreement, to borrow money in accordance with its terms, to execute, deliver and perform the Notes and other Documents to which it is party and to grant to the Bank liens and security interests in the Collateral as hereby contemplated and to do any and all other things required of it hereunder and (d) each of the Guarantors has the power and authority to execute, deliver and perform the Documents to which it is a party.

         5.2 Authorization and Approvals. The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution, delivery and performance of the Notes and the other Documents: (a) have been duly authorized by all requisite corporate action of the Borrower, (b) except for UCC filings, do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, (c) will not, to Borrower's knowledge, materially violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Borrower, any provision of any indenture, note, agreement or other instrument to which the Borrower is a party, or by which any of its properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, note, agreement or other instrument, and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower, other than in favor of the Bank and as contemplated hereby.

         5.3 Valid and Binding Agreement. This Agreement and the Documents to which Borrower is a party, will be, when delivered, valid and binding obligations of the Borrower in accordance with their respective terms except to the extent enforceability thereof may be limited under applicable bankruptcy, moratorium, insolvency or similar laws and by equitable principles relating to enforceability, good faith and fair dealing.

         5.4 Actions, Suits or Proceedings. There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best knowledge of the Borrower, threatened against or affecting Borrower or any properties or rights of the Borrower, which, if adversely determined, could materially impair the right to carry on its business substantially as now conducted or could have a material adverse effect upon its financial conditions.

         5.5 No Liens, Pledges, Mortgage or Security Interests. Except for Permitted Liens none of the assets or properties of the Borrower, including without limit the Collateral, are subject to any mortgage, pledge, lien, security interest or other encumbrances of any kind or character other than in favor of Bank.

         5.6 Accounting Principles. Except with respect to Guarantors, all consolidated and consolidating balance sheets, earnings statements and other financial data furnished to the Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated by this Agreement, have been prepared in accordance with GAAP (except as disclosed therein), and do or will fairly present the financial condition of the Borrower, as of the dates, subject only to normal year-end adjustments and the omission of footnotes with respect to interim statements, and the results of its operations for the periods, for which the same are furnished to the Bank.

Without limiting the generality of the foregoing, the Financial Statements have been prepared in accordance with GAAP (except as disclosed therein) and fairly present the financial condition of the Borrower as of the dates, subject only to normal year-end adjustments and the omission of footnotes with respect to interim statements, and the results of its operations for the fiscal periods, for which the same are furnished to the Bank. The Borrower has no material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

         5.7 Financial Condition. The Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceeds its liabilities, and Borrower will not be rendered insolvent, under-capitalized or unable to pay maturing debts by the execution or performance of this Agreement or the other documents contemplated hereby. There has been no material adverse change in the business, properties or condition (financial or otherwise) of Borrower since the date of the latest of the Financial Statements.

         5.8 Taxes. The Borrower has filed by the due date therefor all federal, state and local tax returns and other reports it is required by law to file, has paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and has made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. The Borrower has no knowledge of any deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

         5.9 Compliance with Laws. The Borrower has complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of Borrower.

         5.10 Indebtedness. The Borrower has no indebtedness for money borrowed or any direct or indirect obligations under any leases, save and except as set forth on Schedule 5.10 attached hereto, (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety except for the endorsement of negotiable instruments by the Borrowers in the ordinary course of business for deposit or collection.

         5.11 Margin Stock. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         5.12 Pension Funding. Borrower has not incurred any accumulated funding deficiency within the meaning of ERISA or incurred any liability to the PBGC in connection with any employee benefit plan established or maintained by Borrower and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

         5.13 Misrepresentation. No warranty or representation by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made. There is no fact which the Borrower has not disclosed to the Bank in writing which materially and adversely affects nor, so far as the Borrower can now foresee, is likely to prove to affect materially and adversely the business, operations, properties, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform this Agreement.

         5.14 Subsidiaries. Borrower has no Subsidiaries.

         5.15 Hazardous Materials Warranties, Representations and Covenants.

                  (a) The Borrower is not a party to any litigation or administrative proceeding, nor so far as is known by Borrower, is any litigation or administrative proceeding threatened against it, which in either case (a) asserts or alleges that the Borrower violated any federal, state or local laws, ordinances, statutes, rules, regulations or judgments governing the use, storage, transportation, or disposal of Hazardous Materials, as defined below ("Environmental Laws"), (b) asserts or alleges that the Borrower is required to clean up, remove, or take remedial or other response action due to the disposal, depositing discharge, leaking or other release of any Hazardous Materials, (c) asserts or alleges that the Borrower is required to pay all or a portion of the cost of any past, present, or future clean up, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Material by any one of them.

                  (b) To the best knowledge of Borrower, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject the Borrower to damages, penalties, injunctive relief or clean up costs under any Environmental Laws or which require or are likely to require clean up, removal, remedial action or other response pursuant to Environmental Laws by the Borrower.

                  (c) The Borrower is not subject to any judgment, decree, order or citation related to or arising under the Environmental Laws and Borrowers have not received any notice ("Environmental Complaint") of any violations of Environmental Laws (and, within five days of receipt of any Environmental Complaint Borrower shall deliver to the Bank a copy thereof), and to the best of Borrower's knowledge, there have been no actions commenced or threatened by any party for noncompliance with any Environmental Laws.

                  (d) The Borrower has all permits, licenses, approvals and other authorizations required under the Environmental Laws that are necessary to their respective businesses.

                  (e) Borrower covenants and agrees that it shall not use, introduce or maintain Hazardous Materials in any premises which they may from time to time occupy other than in strict accordance and compliance with Environmental Laws.

                  (f) Borrower agrees that it shall promptly notify Bank in writing as soon as Borrower becomes aware of any condition or circumstance which makes the environmental warranties, representations and covenants contained herein incomplete or inaccurate in any material respect as of any date.

                  (g) In the event of any condition or circumstance that makes any environmental representation, warranty or covenant incomplete or inaccurate in any material respect as of any date, Borrower shall, at the request of Bank, at the sole expense of Borrower, retain an environmental consultant acceptable to Bank, to conduct a thorough and complete environmental assessment in respect of any environmental concerns of Bank arising from that changed condition or circumstance. A copy of said assessment will be addressed to Bank and promptly delivered to Bank upon completion.

                  (h) In the event of a violation of Environmental Laws, whether discovered pursuant to an environmental consultant's assessment or otherwise, Borrower covenants and agrees to complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all contaminating Hazardous Materials on or affecting premises or property occupied or used by the Borrower, whether caused by the Borrower or a third party, in accordance with Environmental Laws to the satisfaction of Bank, and in accordance with the directives of all federal, state, and local governmental authorities.

                  (i) At any time the Borrower, directly or indirectly through any professional consultant or other representative, determines to undertake an environmental audit, assessment or investigation, Borrower shall promptly provide Bank with written notice of the initiation of the environmental audit/assessment, fully describing the purpose and intended scope of the said audit/assessment. Upon receipt, Borrower shall promptly provide Bank with copies of all final findings and conclusions of any such environmental investigation. Preliminary findings and conclusions shall be provided if final reports have not been completed and delivered to Bank within sixty days following completion of the preliminary findings and conclusions.

                  (j) Borrower agrees to indemnify, save and hold Bank and any of its past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss, damages, suits, penalties, costs, liabilities and expenses (including, but not limited to reasonable investigation, environmental audit(s), and legal expenses), arising out of any claim, loss or damages of any property, injuries to or death of persons, contamination of or adverse effects on the environment, or any violation of any Environmental Laws, caused by or in any way related to the real property of the Borrower, or due to any acts of the Borrower or its officers, directors, shareholders, employees, consultants and/or representatives; provided, however, that the foregoing indemnifications shall not be applicable when arising from events or conditions occurring while the Bank is in sole possession (subject to the rights of any creditors of the Borrower) of the real property of the Borrower. In no event shall Borrower be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses to the extent arising from the willful misconduct or gross negligence of Bank or its agents or employees. It is expressly agreed and understood by Borrower that the indemnifications granted herein are intended to protect Bank, its past, present and future officers, directors, shareholders, employees, consultants and representatives from any claims that may arise by reason of any security interest, liens and/or mortgages granted to Bank, or under any other document or agreement given to secure repayment of the Indebtedness, whether or not such claims arise before or after Bank has foreclosed upon and/or otherwise becomes the owner of any such property, real or personal. All obligations of indemnity as provided hereunder shall be supported and secured by any Documents executed by Borrower in favor of Bank. The indemnifications contained herein extend to shareholders of Bank only as such, and nothing contained herein shall be construed to prevent Borrower from asserting any claim whatsoever against any party or entity that occasions any adverse environmental effects or any violation of any Environmental Laws upon or in any way related to the real property of Borrowers, whether or not such party or entity is a shareholder of Bank.

                  (k) In the event any mortgage or deed of trust securing the Indebtedness is foreclosed or the Borrower tenders a deed in lieu of foreclosure, the Borrower shall deliver the premises to the Bank free of any and all Hazardous Materials to the extent necessary so that the condition of the premises shall not be a violation of any Environmental Laws.

                  (l) The provisions of this section shall be in addition to any and all other obligations and liabilities Borrower may have to the Bank at common law or pursuant to any other agreement and shall survive (i) the repayment of the Indebtedness and (ii) the satisfaction of all of the other obligations of the Borrower hereunder and under the other Documents.

                  (m) "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local governmental law, ordinance, rule, or regulation.

6. AFFIRMATIVE COVENANTS

On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and Borrower has performed all of its other obligations hereunder, the Borrower covenants and agrees (and to cause each Guarantor) to:

         6.1 Financial and Other Information.

                  (a) Annual Financial Reports of Borrower. Furnish to Bank, as soon as available and in any event within ninety (90) days after the close of each fiscal year of Borrower, balance sheet and statements of operations, stockholders equity and cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year, and such other comments and financial details as are usually prepared by independent certified public accountants of recognized national standing, and shall contain unqualified opinion as to the fairness of the statements therein contained.

                  (b) Guarantor Financial Reports. On or before April 15 of each year, a personal financial statement of Kenneth K. Rieth in form and detail satisfactory to the Bank.

                  (c) Monthly Financial Statements. Furnish to the Bank not later than thirty (30) days after the end of each month, financial statements containing the balance sheet of the Borrower as of the end of such month, the related statements of operations, of stockholders' equity and of cash flows of the Borrower for such month and for the elapsed portion of the fiscal year up to the end of such month, and in each case setting forth comparative figures for the related periods in the prior fiscal year, subject to normal year-end audit adjustment. The statements shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Borrower.

                  (d) Accounts Receivable and Accounts Payable Reports. Furnish to Bank not later than twenty (20) days after and as of the end of each month, agings of Borrower's Accounts Receivable and identifying thereon each of the Accounts Receivable that is not an Eligible Account and reports on Borrower's accounts payable, all in form and detail satisfactory to Bank. Any such schedule, certificate or report shall be executed by a duly authorized officer of Borrower's and shall be in such form, content and detail as Bank may specify.

                  (e) Borrowing Base Report. Furnish to the Bank:

                      (i) Weekly by Friday of each week a Borrowing Base Report as of the end of the preceding week, executed by the chief executive or chief financial officer of the Borrower, confirming that the aggregate unpaid principal amount of all Line of Credit Loans plus all Letter of Credit Obligations does not exceed the lesser of the Line of Credit Commitment or the Line of Credit Maximum as then in effect (or, if such is not the case, accompanied by a prepayment of the Line of Credit Loans in accordance with Section 6.3 of this Agreement).

                      (ii) Within 30 days after the end of each month, a Borrowing Base Report as of the end of such month, executed by the chief executive or chief financial officer of the Borrower, confirming that the aggregate unpaid principal amount of all Line of Credit Loans plus all Letter of Credit Obligations does not exceed the lesser of the Line of Credit Commitment or the Line of Credit Maximum as then in effect (or, if such is not the case, accompanied by a prepayment of the Line of Credit Loans in accordance with
           Section 6.3 of this Agreement).

                      (iii) Within 90 days after the end of each fiscal year of the Borrower, a Borrowing Base Report as of the end of such fiscal year, confirming that the aggregate unpaid principal amount of all Line of Credit Loans does not exceed the lesser of the Line of Credit Commitment plus all Letter of Credit Obligations or the Line of Credit Maximum as then in effect (or, if such is not the case, accompanied by a prepayment of the Line of Credit Loans in accordance with Section 6.3 of this Agreement).

                  (f) Job Summary Report. Furnish to Bank not later than thirty
(30) days after and as of the end of each of Borrower's fiscal quarters, a schedule of Borrower's jobs identifying each such job together with a job summary report and such other information as the Bank may require, all in form and detail satisfactory to Bank. Any such schedule, certificate or report shall be executed by a duly authorized officer of Borrower's and shall be in such form, content and detail as Bank may specify.

                  (g) Percent Complete Schedule. Furnish to Bank not later than thirty (30) days after and as of the end of each month, a percentage of completion schedule together with such other information as the Bank may require, all in form and detail satisfactory to Bank. Any such schedule, certificate or report shall be executed by a duly authorized officer of Borrower's and shall be in such form, content and detail as Bank may specify.

                  (h) Reconciliation of Percent Complete Schedule. Furnish to Bank not later the thirty (30) days after the end of each of Borrower's fiscal quarters, a reconciliation of Borrower's percent of completion schedule delivered to Bank pursuant to Section 6.1(g) above as of the end of such fiscal quarter, in such form and detail as the Bank may require.

                  (i) Annual Projections. On or before August 31 of each year, financial projections of the Borrower for the following fiscal year, in such form and detail as the Bank may require.

                  (j) Adverse Events. Promptly inform the Bank of the occurrence of any Event of Default, or of any other occurrence which has or could reasonably be expected to have a materially adverse effect upon Borrower's business, properties, or financial condition or upon the Borrower's ability to comply with their respective obligations under the Documents.

                  (k) Compliance Certificate. Together with the delivery of the financial reports required by Section 6.1(a) and (c), a Compliance Certificate (with such supporting information as Bank shall require), executed by authorized officers of Borrower, certifying that, as of the date thereof, no Event of Default exists and calculating the financial covenants set forth in Section 7.11 hereof.

                  (l) Shareholder Reports. Promptly furnish to the Bank upon becoming available a copy of all financial statements, reports, notices, proxy statements and other communications sent by the Borrower or any of its subsidiaries (if any) as to their stockholders, and all regular and periodic reports filed by the Borrower or any of its subsidiaries with any securities exchange, the Securities and Exchange Commission, the Corporations and Securities Bureau of the Department of Commerce of the State of Michigan or any governmental authorities succeeding to any or all of the functions of said Commission or Bureau.

                  (m) Management Letters. Furnish to the Bank, promptly upon receipt thereof, copies of all management letters and other reports of substance submitted to the Borrower or any of its subsidiaries (if any) by independent certified public accountants in connection with any annual or interim audit of the books of the Borrower or any of its subsidiaries.

                  (n) Other Information. Furnish to the Bank such other information respecting the business, properties, operations or conditions of the Borrower as the Bank from time to time requests.

           6.2 Books and Records; Other Information As Requested; Inspections. Keep true books of records and accounts of all their business transactions in accordance with GAAP and shall permit, Bank and any agent of Bank to visit and inspect properties or assets of the Borrower and to examine the books of account of the Borrower and to discuss the affairs, finances and accounts of the Borrower with their officers and independent accountants, all at such times and intervals as the Bank may reasonably request, including, without limitation audits of Inventory and Accounts Receivable to be performed at Borrower's expense, with such frequency as is determined by Bank. Further, Borrower shall promptly furnish to the Bank such other information regarding the operations, business affairs and financial condition of the Borrower and its subsidiaries as the Bank may reasonably request from time to time.

           6.3 Compliance with Borrowing Formulas. In the event that, at any time the aggregate principal amount outstanding under the Line of Credit plus all Letter of Credit Obligations exceeds the Line of Credit Maximum, immediately pay to Bank for application against the Line of Credit, an amount sufficient to eliminate such excess.

           6.4 Insurance. Keep its insurable properties (including but not limited to the Collateral) adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of the Borrower, (b) necessary worker's compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Bank, all of which insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as shall be reasonably satisfactory to the Bank. All such policies shall contain a provision whereby they may not be canceled or amended except upon thirty (30) days' prior written notice to the Bank. The Borrower will promptly deliver to the Bank, at the Bank's request, evidence satisfactory to the Bank that such insurance has been so procured and, with respect to casualty insurance, naming Bank as additional insured. If the Borrower fails to maintain satisfactory insurance as herein provided, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank upon demand, with interest at the Default Rate from time to time in effect for the Line of Credit Note, all amounts so expended by the Bank. The Borrower hereby appoints the Bank or any employee or agent of the Bank as the Borrower's attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes the Bank or any employee or agent of the Bank, on behalf of the Borrower, to adjust and compromise any loss to Collateral under said insurance; provided, however, that so long as no Default or Event of Default is existing the Bank shall confer with Borrower with respect to any such adjustment or compromise.

           6.5 Taxes. Pay promptly and within the time that they can be paid without late charge, penalty or interest all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon the Borrower, and its property, except to the extent being contested in good faith and, if requested by the Bank, bonded in an amount and manner satisfactory to the Bank. If the Borrower shall fail to pay such taxes and assessments within the time they can be paid without penalty, late charge or interest, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank upon demand, with interest at the Default Rate from time to time in effect under the Line of Credit Note, all amounts so expended by the Bank.

           6.6 Maintain Organization and Business. Do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's existences and franchises and comply with all applicable laws, continue to conduct and operate its businesses substantially as conducted and operated during the present and preceding calendar year, at all times maintain, preserve and protect all franchises and trade names and property and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times.

           6.7 ERISA. (a) At all times meet the minimum funding requirements of ERISA with respect to employee benefit plans subject to ERISA, (b) promptly after Borrower knows or has reason to know (i) of the occurrence of any event, which would constitute a reportable event or prohibited transaction under ERISA, or (ii) that the PBGC or Borrower has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of the chief financial officers of Borrower setting forth details as to such event or proceedings and the action which Borrower proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC, and (c) furnish to the Bank (or cause the plan administrator to furnish to the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by Borrower not later than ten (10) days after such report has been so filed.

           6.8 End of Fiscal Years; Fiscal Quarters. Borrower will have its fiscal years end on August 31, and the first three fiscal quarters of each fiscal year end on each of the last day of each November, February and May of each year.

           6.9 Autocharge Agreements. Borrower shall maintain with Bank, accounts sufficient for and standard autocharge agreements related thereto for the purpose of, allowing Bank to collect payments of principal, interests and fees from time to time owing hereunder by withdrawal from such account or accounts. To the extent such autocharge agreements are at any time not in effect, this Agreement shall constitute Borrower's separate and irrevocable authorization and direction to Bank to, at any time any payment of interest, principal, fees or other amounts hereunder shall fall due, withdraw amounts sufficient to pay such obligations from such account or accounts maintained by Borrower with Bank, and to apply the proceeds of such withdrawals toward satisfaction of such obligations.

           6.10 Deposit Accounts. Borrower shall maintain its primary deposit accounts with the Bank.

           6.11 Life Insurance. Maintain insurance on the life of Kenneth K. Rieth in an amount not less than Two Million Five Hundred Thousand Dollars ($2,500,000) which shall be assigned to Bank pursuant to the Collateral Assignment of Life Insurance.

7. NEGATIVE COVENANTS

On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder the Borrower covenants and agrees that it will not, without the Bank's prior written consent:

           7.1 Dividends. Declare or pay distributions, dividends (whether by reduction of capital or otherwise) to any shareholders other than shares of its capital stock.

           7.2 Stock Acquisition. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so.

           7.3 Liens and Encumbrances. Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of their property or assets (including without limit any charge upon property purchased or acquired under a conditional sales or other title retaining agreement or lease required to be capitalized under GAAP) whether now owned or hereafter acquired, other than Permitted Liens.

           7.4 Indebtedness. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for:

                  (a) the Indebtedness;

                  (b) Subordinated Debt;

                  (c) trade indebtedness incurred and paid in the ordinary course of business.

           7.5 Extension of Credit. Make loans, advances or extensions of credit to any Person except sales on open account and otherwise in the ordinary course of business.

           7.6 Guarantee Obligations. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by Borrower in the ordinary course of business for deposit for collection.

           7.7 Subordination of Receivables. Subordinate any indebtedness due from a Person to indebtedness of other creditors of such Person.

           7.8 Property Transfer, Merger or Lease-Back. (a) Sell, lease, transfer or otherwise dispose of properties and assets, having an aggregate book value of more than Fifty Thousand Dollars ($50,000) in any fiscal year (whether in one transaction or in a series of transactions) except as to the sale of inventory in the ordinary course of business; (b) change names, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other Person, enter into any reorganization or recapitalization or reclassify its capital stock; or (c) enter into any sale-leaseback transaction.

           7.9 Pension Plan. (a) Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan, or
(b) permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of Borrower to the PBGC which, in the opinion of the Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of Borrower.

           7.10 Margin Stock. Apply any of the proceeds of any Loan to the purchase or carrying of any "margin stock" within the meaning of Regulation C of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

           7.11 Financial Covenants. Permit:

                  (a) The Debt Service Coverage Ratio to be less than 3.50 to
1.00 as of the end of each month, commencing on (and including) August 31, 2003, and at all times thereafter.

                  (b) Its Tangible Effective Net Worth, to be less than the following described amounts as of the following described dates:

                      (i) From the date of this Agreement until February 27, 2003: $13,000,000;

                      (ii)   From February 28, 2003 until May 29, 2003:
                             $13,250,000;

                      (iii)  From May 30, 2003 until August 30, 2003:
                             $14,000,000;

                      (iv)   From August 31, 2003 and at all times thereafter:
                             $14,500,000.

                  (c) The Debt to Worth Ratio to be greater than 1.00 to 1.00 at any time.

           7.12 Acquire Fixed Assets. Acquire or expend for fixed or capital assets, whether by lease, purchase or otherwise in amounts that exceed in the aggregate Three Hundred Thousand Dollars ($300,000) during Borrower's fiscal year ending August 31, 2003, or Five Hundred Thousand Dollars ($500,000) during any of Borrower's fiscal years thereafter.

8. EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS

           8.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) Failure to Pay Monies Due. If the Borrower or any Guarantor shall fail to pay any principal or interest under any Note or other Indebtedness when due, by maturity, acceleration or otherwise, or fails to pay any Indebtedness owing on a demand basis upon demand.

                  (b) Misrepresentation. If any warranty or representation in connection with or contained in this Agreement or any Document, or if any financial data or other information now or hereafter furnished to the Bank by or on behalf of the Borrower, shall prove to be false or misleading in any material respect.

                  (c) Noncompliance with Bank Agreement. If Borrower or any Guarantor shall fail to perform in the time and manner required any of its obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other Document.

                  (d) Other Defaults. If Borrower or any Guarantor shall default in the payment when due of any of its borrowed money indebtedness (other than to the Bank), or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default be continued for a period sufficient to permit acceleration of the indebtedness, irrespective of whether any such default shall be forgiven or waived or there has been acceleration by the holder thereof.

                  (e) Judgments. If there shall be rendered against Borrower or any Guarantor one or more judgments or decrees involving an aggregate liability of Twenty Five Thousand Dollars ($25,000) or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than thirty (30) days, whether or not consecutive, or if a writ of attachment or garnishment against the property of either Borrower shall be issued and levied in an action claiming Twenty Five Thousand Dollars ($25,000) or more and not released or appealed and bonded in an amount and manner satisfactory to the Bank within thirty (30) days after such issuance and levy.

                  (f) Business Suspension Bankruptcy Etc. If Borrower or any Guarantor shall voluntarily suspend transaction of its business, or if Borrower or any Guarantor shall generally not pay its debts as they mature or shall make a general assignment for the benefit of creditors, or proceedings in bankruptcy, or for reorganization or liquidation of Borrower or any Guarantor under the Bankruptcy Code or under any other, state federal or other applicable law for the relief of debtors shall be commenced by Borrower or any Guarantor, or shall be commenced against Borrower or any Guarantor and shall not be discharged within forty-five (45) days of commencement, or a receiver, trustee or custodian shall be appointed for Borrower or any Guarantor or for any substantial portion of their respective properties or assets.

                  (g) Change of Management. If the individual who is the President of Borrower, at the date of this Agreement, shall no longer remain in office, whether by death, resignation, or otherwise, and any such change of control or office holder may adversely affect, in the sole judgment of Bank, the ability of Borrower to carry on its business as conducted before such change.

                  (h) Inadequate Funding or Termination of Employee Benefit Plan. If Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by it, or if any such plan shall be subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of a Borrower to the PBGC.

                  (i) Occurrence of Certain Reportable Events. If there shall occur, with respect to any pension plan maintained by Borrower any reportable event (within the meaning of Section 4043(b) of ERISA) which the Bank shall determine constitutes a ground for the termination of such plan, and if such event continues for thirty (30) days after the Bank gives written notice to Borrower.

                  (j) Repudiation of Documents. If Borrower or a Guarantor repudiates, contests, revokes or purports to revoke any of its obligations to Bank, or any rights or remedies of Bank, under Documents to which it is a party.

                  (k) Termination of Guaranty. If Bank shall receive from any Guarantor a notice of termination of his Guaranty.

           8.2 Acceleration of Indebtedness, Remedies. Upon the occurrence of an Event of Default (automatically and without notice or demand in the case of an Event of Default described in clause (f) of Section 8.1 above, and at Bank's option in each other case), all Indebtedness shall be due and payable in full immediately without presentation, demand, protest, notice of dishonor or other further notice of any kind, all of which are hereby expressly waived, and Bank's commitment to make Loans shall terminate. Unless all of the Indebtedness is then immediately fully paid, the Bank shall have and may exercise any one or more of the rights and remedies set forth in the Documents and/or for which provision is made for a secured party under the UCC, or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral and to set off against the Indebtedness any amount owing by the Bank to Borrower and/or any property of Borrower in possession of the Bank. The Borrower agrees, upon request of the Bank, to assemble the Collateral and make it available to the Bank at any place designated by the Bank.

           8.3 Application of Proceeds. All of the Indebtedness shall constitute one loan secured by the Bank's security interest in the Collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from Borrower to the Bank. Upon the occurrence of an Event of Default, the Bank may in its sole discretion apply the Collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Bank, first upon all expenses authorized by the UCC or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by the Bank, the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to Borrower or to such other Person or Persons as may be entitled thereto under applicable law. The Borrower shall remain liable for any deficiency, which the Borrower shall pay to the Bank immediately upon demand.

           8.4 Cumulative Remedies. The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any Document. Nothing herein contained is intended, nor shall it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Borrower.

9. MISCELLANEOUS

           9.1 Independent Rights. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

           9.2 Covenant Independence. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception or illegality in one covenant shall not create an exception or illegality another covenant.

           9.3 Waivers and Amendments. Except as may be expressly stated to the contrary in a writing signed and delivered to Borrower by an officer of Bank, no forbearance on the part of the Bank in enforcing any of its rights under this Agreement or any other Document, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Borrower hereunder, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Event of Default shall be waived by the Bank except in a writing signed and delivered by an officer of the Bank, and no waiver of any other Event of Default shall operate as a waiver of any other Event of Default or of the same Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Note or other Documents shall be effective unless the same shall be in writing and signed and delivered by an officer of the Bank.

           9.4 Governing Law. This Agreement, and each and every term and provision hereof, shall be governed by and construed in accordance with the internal law of the State of Michigan. If any provisions of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein.

           9.5 Survival of Warranties, Etc. All of the Borrower's covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the borrowing and the delivery of the Notes and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank. All statements contained in any certificate or other document delivered to the Bank at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower in connection with this Agreement.

           9.6 Costs and Expenses. The Borrower agrees that to reimburse the Bank, upon demand, for all costs and expenses incurred by the Bank in connection with (i) collecting or attempting to collect the Indebtedness or any part thereof, (ii) maintaining or defending the Bank's security interests or liens (or the priority thereof), (iii) the enforcement of the Bank's rights or remedies under this Agreement or the other documents contemplated hereby, (iv) the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement or the other documents contemplated hereby, and/or (v) any other matters or proceedings arising out of or in connection with any lending arrangement between the Bank and the Borrower, which costs and expenses include without limit payments made by the Bank for taxes, insurance, assessments, or other costs or expenses which the Borrower is required to pay under this Agreement or the other documents contemplated hereby, expenses related to the examination of the Collateral, audit expenses, court costs and reasonable attorneys' fees (whether in-house or outside counsel is used, whether legal assistants are used, and whether such costs are incurred in formal or informal collection actions, federal bankruptcy proceedings, probate proceedings, on appeal or otherwise), and all other costs and expenses of the Bank incurred in connection with any of the foregoing.

           9.7 Payments on Saturdays, Etc. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or any other day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension, if any, shall be included in computing interest in connection with such payment.

           9.8 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns, provided, however, that the Borrower may not assign or transfer any rights or obligations hereunder without the prior written consent of the Bank.

           9.9 Maintenance of Records. The Borrower will keep all of its records concerning its business operations and accounting at their principal places of business. The Borrower will give the Bank prompt written notice of any change in their principal places of business, or in the location of their records.

           9.10 Notices. All notices and communications provided for herein or in any Document contemplated hereby or required by law to be given shall be in writing (unless expressly provided to the contrary) and, if personally delivered, effective when delivered at the address below or, in the case of mailing, effective two (2) days after sending by first class mail, postage prepaid, addressed as follows:

                  If to the Borrower:   Riviera Tool Company
                                        5460 Executive Parkway, S.E.
                                        Grand Rapids, Michigan 49512
                                        Attention: Kenneth K. Rieth

                  If to the Bank:       Comerica Bank
                                        1000 Campau Square Plaza
                                        99 Monroe Avenue, N.W.
                                        Grand Rapids, Michigan 49503
                                        Attention:  Thomas J. Stritzinger

or to such other address as a party shall have designated to the other in writing in accordance with this section. The giving of at least five (5) days notice before the Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes, provided, that this shall not be deemed to require the Bank to give five day notice or any notice if not specifically required in this Agreement.

           9.11 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

           9.12 Headings. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

           9.13 WAIVER OF JURY TRIAL. BORROWER AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND, AFTER CONSULTING WITH THEIR RESPECTIVE COUNSEL, KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS AT ANY TIME IN WHICH BORROWER AND THE BANK ARE PARTIES ARISING OUT OF THIS AGREEMENT OR THE OTHER DOCUMENTS.

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.


                                                RIVIERA TOOL COMPANY


                                                By: /s/ Peter C. Canepa
                                                   -----------------------------
                                                        Peter C. Canepa


                                                Its: Chief Financial Officer


                                                COMERICA BANK


                                                By: /s/ Thomas J. Stritzinger
                                                   -----------------------------
                                                        Thomas J. Stritzinger

                                                Its: Vice President

                                   EXHIBIT "A"

                             COMPLIANCE CERTIFICATE

The undersigned hereby certifies to COMERICA BANK ("Bank") pursuant to Section
7.11 of that certain Line of Credit and Term Loan Agreement ("Agreement") dated as of _____________________, 2002 between the undersigned ("Company") and Bank, that as of ____________________, _____ [insert relevant date]:

                  (a) the Debt Service Coverage Ratio as of the end of the month ended ________________ was ____________:1;

                  (b) the Tangible Effective Net Worth as of the end of the month ended ______________ was $_______________;

                  (c) the Debt to Tangible Effective Net Worth as of the end of the month ended ______________ was ______ : 1;

                  (d) no Event of Default has occurred and continues to exist;
and

                  (e) with respect to clauses (a) through (d) above, our computations thereof, and the financial statements used in preparation of such computations, are delivered to Bank contemporaneously herewith pursuant to
Section 6.1 of the Agreement;

Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.


                                                RIVIERA TOOL COMPANY

                                                By:
                                                   -----------------------------
                                                Its:
                                                    ----------------------------

                                   EXHIBIT "B"

                               LINE OF CREDIT NOTE

$7,500,000                                                Grand Rapids, Michigan
                                                               December 23, 2002

FOR VALUE RECEIVED, on or before the Termination Date, RIVIERA TOOL COMPANY, a Michigan corporation ("Company"), promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank") at its Main Office at 500 Woodward Avenue, Detroit, Michigan, in lawful money of the United States of America, the indebtedness or so much of the sum of SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($7,500,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Line of Credit and Term Loan Agreement of even date herewith, made by and between Company and Bank (herein called "Agreement"), together with interest thereon as hereinafter set forth.

Capitalized terms used herein and not defined to the contrary have meanings given them in the Agreement.

Interest on the unpaid balance of Loans from time to time outstanding, shall be payable to the extent then accrued, at the Applicable Interest Rate determined under, as and when provided in the Agreement. Interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the Prime-based Rate or the Applicable Margin on the date of any change in the Prime Rate or Applicable Margin.

From and after the occurrence of any Event of Default, the indebtedness outstanding hereunder shall bear interest as provided in Section 2.12 of the Agreement, which interest shall be payable on demand.

This Note is a note under which advances, repayments and re-advances may be made from time to time, subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, may be prepaid in accordance with, and may be matured under the terms of the Agreement, to which reference is hereby made. This Note is secured by the Collateral described in the Agreement, to which reference is made for, among other things, the conditions under which this Note may be accelerated.

The undersigned and all accommodation parties, guarantors and indorsers (i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any accommodation party, guarantor or indorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including, but not limited to, court costs and reasonable attorney fees, whether such costs and expenses are incurred in formal or informal collection actions, federal bankruptcy proceedings, appellate proceedings, probate proceedings, or otherwise). Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

COMPANY AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, AND, AFTER CONSULTING WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED HERETO.

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.


                                                RIVIERA TOOL COMPANY

                                                By:  /s/ Peter C. Canepa
                                                     ---------------------------

                                                Its: Chief Financial Officer
                                                     ---------------------------

                                                                OCTOBER __, 2002

                                   EXHIBIT "C"

                                    TERM NOTE

$2,000,000                                                Grand Rapids, Michigan
                                                               December 23, 2002


FOR VALUE RECEIVED, on or before the Maturity Date, the undersigned promises to pay to the order of COMERICA BANK (the "Bank") at Detroit, Michigan, the principal sum of TWO MILLION DOLLARS ($2,000,000) or so much of such sum as has been advanced in accordance with the terms of that certain Line of Credit and Term Loan Agreement between the undersigned and Bank of even date (the "Agreement"), in installments equal to Thirty-three Thousand Three Hundred Thirty-three and 34/100 Dollars ($33,333.34) plus accrued interest at the Applicable Interest Rate, which shall be payable in accordance with the terms of the Agreement, until the Maturity Date, when the then outstanding principal balance hereunder, and all then accrued and unpaid interest thereon, shall be due and payable.

The unpaid principal amount of this Note shall bear interest at the Applicable Rates from time to time in effect pursuant to the Agreement, which interest shall be payable as and when provided in the Agreement, provided, however, that in the event and so long as an Event of Default shall exist, or in the event that the indebtedness hereunder shall be accelerated as the result of an Event of Default, interest shall accrue (subject to limitations thereon specifically described in the Agreement) at the per annum rate equal to the default rate described in Section 2.12 of the Agreement and shall be payable on demand.

Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

Any mandatory or voluntary prepayments of principal of this Note will be applied to principal installments under this Note in the inverse order of their maturity. Together with any such prepayment the undersigned shall also pay to Bank the Prepayment Amount or additional compensation therefor if required pursuant to the terms of the Agreement.

This Note is secured by the Collateral described in the Agreement, to which reference is made for, among other things, the conditions under which this Note may be accelerated.

The undersigned and all accommodation parties, guarantors and indorsers (i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any accommodation party, guarantor or indorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including, but not limited to, court costs and reasonable attorney fees, whether such costs and expenses are incurred in formal or informal collection actions, federal bankruptcy proceedings, appellate proceedings, probate proceedings, or otherwise).

THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, AND, AFTER CONSULTING WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED HERETO.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

                                                RIVIERA TOOL COMPANY

                                                By:  /s/ Peter C. Canepa
                                                     ---------------------------
                                                Its: Chief Financial Officer
                                                     ---------------------------

                                  SCHEDULE 5.10

                                  INDEBTEDNESS